Exhibit 99.1

EXECUTION VERSION

Employment Agreement

This Employment Agreement (the “Agreement”) is made and entered into as of June 6, 2016, by and between J.D. FOY (the “Executive”) and TANGOE, INC., a Delaware corporation (the “Company”).

WHEREAS, the Company (in accordance with the determination by the Company’s Board of Directors (the “Board”)) desires to continue to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to continue to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein, the parties agree as follows:

1.     Term. This Agreement reflects the terms under which the Executive has been employed since May 2, 2016 and will continue to be employed as provided hereunder until his employment is terminated by either party pursuant to Section 4 of this Agreement.  The Executive shall serve in the position described in Section 2.1 below while the Company engages in a search for a permanent employee to serve in that position, and the Executive’s employment is expected to extend for a period of up to twelve (12) months from May 2, 2016.  The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”  The Executive is an at will employee, and as such his employment may be terminated at any time, without or without cause or reason, in the Company’s absolute discretion, subject to the giving of notice as provided in Section 4 below.

2.     Position and Duties.

2.1     Position. During the Employment Term, the Executive shall serve as the acting Chief Executive Officer (“Acting CEO”) of the Company, reporting to the Board.  In such position, the Executive shall have such duties, authority and responsibility as shall be determined from time to time by the Board, which duties, authority and responsibility are consistent with the Executive’s position and including but not limited to those specified on Annex A hereto.

2.2     Duties. The Acting CEO position is a full-time position. While rendering services to the Company as Acting CEO, the Executive will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Notwithstanding the foregoing, the Executive will be permitted to continue to act or serve as a director of other companies where the Executive currently serves as a director, and will be permitted to act or serve as a director, trustee or committee member of any type of civic or charitable organization; provided that, these activities do not interfere with the performance of the Executive’s duties and responsibilities to the Company as provided hereunder, including, but not limited to, the obligations set forth in Section 2 hereof.

3.     Place of Performance. The principal place of Executive’s employment shall be the Company’s principal executive office currently located in Orange, Connecticut; provided that, the Executive may be required to travel on Company business during the Employment Term. The Company will pay or reimburse him for reasonable expenses of travel between his residence and the principal executive office, for lodging, and for meals while performing services at the corporate offices (subject to a budget to be approved with the Board).  The Company will work with Executive to structure such payments and reimbursements as nontaxable to him but he remains responsible for the income taxes with respect to payments and reimbursements, if any, that are taxable.

4.     Compensation.

4.1     Base Salary. The Company shall pay the Executive $50,000 per month (annualizing if employed for a year to $600,000) paid biweekly in accordance with the Company’s customary payroll practices.  The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary”.  For so long as the Executive is an employee of the Company under this Agreement, his compensation as a non-employee director of the Company shall be suspended, provided that as a transition matter (i) the Executive shall receive his cash retainer for services as a director for Q2 2016 in full, without regard to his change in status for May 2016, and (ii) the restricted stock award granted to the Executive on June 4, 2015 as part of his non-employee director compensation shall vest in full on its vesting date of June 4, 2016 so long as the Executive remains a director of the Company through that vesting date. On the date that the Executive ceases to be an employee of the Company, and if on that date he continues to serve as a director, his non-employee director compensation shall be reinstated in accordance with the compensation plan then in effect for non-employee directors, and such non-employee director compensation shall be pro-rated for any partial period to which such compensation applies.

4.2     Equity Award.  Subject to the Company’s ability to register the grant of such award on a Form S-8, and subject to Board approval, the Executive will be awarded 100,000 restricted stock units (“RSUs”) under the Company’s 2011 Stock Incentive Plan and related RSU documents, subject to vesting as follows, based on May 2, 2016 being the vesting start date:  one-sixth of the RSUs would vest on the one month anniversary of the vesting start date and one-twelfth of the RSUs would vest on each subsequent monthly anniversary of the vesting start date, such that the RSUs would be vested in full on the eleven month anniversary of the vesting start date.  The Executive must continue as Acting CEO in order to continue vesting. If the Employment Term ends prior to all RSUs being vested, any unvested RSUs will be forfeited upon termination.  If upon the making of such grant, any such RSUs are already vested, the Executive will be issued one (1) share of fully vested Company common stock in settlement of each such vested RSU.

4.3     Discretionary Cash or Equity Bonus.  Upon the termination of the Executive’s employment, the Board in its discretion may determine to award to the Executive a cash or equity bonus, taking into account the Board’s subjective judgment of the Executive’s performance of his duties and responsibilities as Acting CEO and outcomes achieved.

4.4     Benefits and Perquisites.  The Company offers various benefits, currently including medical, dental, vision, flexible spending accounts, life insurance, short term disability, long term disability and a 401k plan. These benefits, should the Executive choose to elect them, will become effective on June 1, 2016, subject to compliance with their terms and any eligibility requirements.  The Company reserves the right to change or terminate any or all benefit plans and programs.

4.5     Vacation.  The Executive will begin to accrue vacation time during the first full month of employment at the Company.  The Executive will be eligible for four (4) weeks’ vacation per calendar year, to be accrued in accordance with and otherwise subject to the Company’s standard vacation policy.

4.6     Business Expenses.  The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures.

4.7     Indemnification.  The Executive and the Company are parties to an Indemnification Agreement dated March 20, 2014.  The terms of the Indemnification Agreement provide to the Executive indemnification and related rights with respect to his “Corporate Status” with the Company, both as a director and as an officer, and continue in full force and effect.

4.8     Termination. The Executive is an at will employee and his employment hereunder may be terminated by the Executive or by the Company for any reason (or no reason) by written notice given to the other party.  Upon any termination of the Executive’s employment, the Executive shall be entitled to receive only any accrued but unpaid Base Salary.

4.9     Resignation of All Officer Positions. Upon termination of the Executive’s employment hereunder for any reason, the Executive shall be deemed to have resigned from all positions that the Executive holds as an officer of the Company, but his termination of employment shall not be deemed a resignation of the Executive’s position as a director of the Company.

5.     Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Term may necessitate the Executive’s cooperation in the future. Accordingly, following the termination of the Executive’s employment for any reason, to the extent reasonably requested by the Board, the Executive shall cooperate with the Company in connection with matters arising out of the Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive’s other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation and, to the extent that the Executive is required to spend substantial time on such matters, the Company shall compensate the Executive at an hourly rate based on the Executive’s Base Salary as of the termination of his employment.

6.     Confidential Information. The Executive shall be subject to the terms of a Confidentiality, Non-Solicitation and Non-Competition Agreement being entered into by the Executive in connection with the execution and delivery of this Agreement (such other agreement and any successor being the “Restrictive Covenants Agreement”).  The Executive agrees that the Restrictive Covenants Agreement was and remains a condition of his employment.

7.     Non-disparagement. The Executive agrees and covenants that he will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees and officers. This Section 7 does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. In addition, for the avoidance of doubt, and notwithstanding the foregoing, nothing in this Agreement or in other agreements covering the Executive shall prohibit the Executive from communicating with a government agency, regulator or legal authority concerning any possible violations of federal or state law or regulation prevent or limit the Executive from discussing his terms and conditions of employment.  Nothing in this Agreement, however, authorizes the disclosure of information the Executive obtained through a communication that was subject to the attorney-client privilege, unless disclosure of the information would otherwise be permitted by an applicable law or rule.

8.     Arbitration. In the event of any dispute or claim relating to or arising out of the Executive’s employment relationship with the Company, this Agreement, or the termination of the Executive’s employment relationship with the Company (including, but not limited to, any statutory claims of wrongful termination, retaliation, or age, sex, disability, race or other discrimination), the Company and the Executive (i) each agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association (“AAA”) in New Haven, Connecticut in accordance with the Employment Arbitration Rules of the AAA, and (ii) EACH WAIVES ITS RIGHTS TO HAVE SUCH DISPUTES TRIED BY A COURT OR JURY.  The Company and the Executive agree, however, that this arbitration provision shall not apply to  (a) any disputes or claims relating to or arising out of the misuse or misappropriation of the Company’s trade secrets, proprietary information, other proprietary rights or property, or  (b) any action to enforce the terms of any non-compete, non-solicitation or other restrictive covenant, including, without limitation, any action for specific performance or equitable relief, temporary or  permanent restraining order or injunction or similar action, the dispute resolution mechanism for which is contained in the applicable agreement.

9.     Governing Law. This Agreement, for all purposes, shall be construed in accordance with the laws of Connecticut without regard to conflicts of law principles.

10.  Entire Agreement. Unless specifically provided herein, this Agreement, the Restrictive Covenants Agreement, and the Indemnification Agreement contain all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that each such agreement can be specifically enforced in as provided in Section 8 and can be cited as evidence in legal proceedings alleging breach of such agreement.

11.  Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by an authorized officer of the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

12.  Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law.

The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

13.  Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

14.  Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

15.  Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

16.  Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Tangoe, Inc.

35 Executive Boulevard

Orange, CT 06477

Attention:  General Counsel

If to the Executive:

J. D. Foy

11 Forest Street

Upton, MA  01568

17.  Representations of the Executive. The Executive represents and warrants to the Company that:

17.1   The Executive’s acceptance of employment with the Company and the performance of his duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement or understanding to which he is a party or is otherwise bound.

17.2   The Executive’s acceptance of employment with the Company and the performance of his duties hereunder will not violate any non-solicitation, non-competition or other similar covenant or agreement of a prior employer.

18.  Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

19.  Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

20.  Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TANGOE, INC.

By:	/s/ Manuel N. Sousa
Manuel N. Sousa
Chief People Officer

EXECUTIVE

Signature:	/s/ J.D. Foy

Print Name:	J.D. Foy

Annex A

Duties and Responsibilities

As Acting CEO, the Executive will have the duties and responsibilities generally associated with a chief executive officer, including, without limitation, being:

•                  Responsible for day to day management decisions essential to the overall success of the enterprise within the context of the strategic plan.

•                  Accountable for the overall operations of the company with a particular focus on improvements in business performance including revenue growth, profitability, financial performance, client service quality, and employee engagement.

•                  Responsible for establishing and executing the strategic business, financial and operational plans, providing leadership and oversight to the overall operations of the company.

•                  Responsible for monitoring the implementation of approved strategies to drive the performance of the company and will be accountable for the financial performance of the business.   This will include the preparation of the company’s annual budgets and monitoring performance against approved budgets, providing leadership, guidance, and coaching to direct reports as necessary, ensuring the organization is running smoothly and efficiently in accordance with the company business plans and objectives.

•                  Expected to work collaboratively across the organization and facilitate best practices and continue to drive the Tangoe 2.0 transformation of the business, help to manage key client relationships and report to the Board on a regular basis.